EXHIBIT 1.1

EXECUTION COPY

6,000,000 Ordinary Shares

Compugen Ltd.

UNDERWRITING AGREEMENT

February 28, 2014

JEFFERIES LLC
     As Representative of the Several Underwriters
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

Introductory.  Compugen Ltd., a corporation organized under the laws of the State of Israel (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 6,000,000  (the “Firm Shares”) of the Company’s ordinary shares, nominal (par) value NIS 0.01 per share (the “Ordinary Shares”). The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule A hereto.  In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 900,000 Ordinary Shares (the “Option Shares”) from the Company for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are collectively called the “Securities.”   Jefferies LLC (“Jefferies”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Securities.

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a “shelf” registration statement on Form F-3 (No. 333-185910), which became effective as of January 16, 2013, including a base prospectus (the “Base Prospectus”) relating to Ordinary Shares and other securities of the Company that may be sold from time to time by the Company in accordance with Rule 415 of the Securities Act, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof and all documents deemed incorporated by reference therein) and of the related Base Prospectus have heretofore been delivered by the Company or are otherwise available to you.

The term “Registration Statement” as used in this Agreement means the registration statement, including all exhibits, financial schedules and all documents and information deemed to be part of the Registration Statement by incorporation by reference or otherwise, as amended from time to time, including the information (if any) contained in the final prospectus supplement filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430B of the Rules.

If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Preliminary Prospectus” means the Base Prospectus, together with any preliminary prospectus supplement used or filed with the Commission pursuant to Rule 424 of the Rules, in the form provided to the Underwriters by the Company for use in connection with the offering of the Securities. The term “Prospectus” means the Base Prospectus together with the final prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 of the Rules) in connection with confirmation of sales of the Securities.  The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. Unless otherwise stated herein, any reference herein to the Registration Statement, any Preliminary Prospectus and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, including pursuant to Item 6 of Form F-3 under the Securities Act, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date hereof or are so filed hereafter. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the Exchange Act after the date of the Registration Statement, any such Preliminary Prospectus or Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The term “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically).

The Company understands that the Underwriters propose to make a public offering of the Securities, as set forth in and pursuant to the General Disclosure Package (as hereinafter defined) and the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus (as hereinafter defined) set forth on Schedule B hereto and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

The Company hereby confirms its agreement with the Underwriters  as follows:

Section 1.                      Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a)           Compliance with Registration Requirements.   The Company meets the requirements for use of Form F-3 under the Securities Act including the transaction requirements set forth in General Instruction I.B.1 of such form. The Company filed with the Commission the Registration Statement on such Form F-3, including the Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities, and the Company has prepared and used a Preliminary Prospectus in connection with the offer and sale of the Securities. When the Registration Statement or any amendment thereof or supplement thereto was or is declared effective and as of the date of the most recent amendment to the Registration Statement, it (i) complied or will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Preliminary Prospectus or Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424 of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus or Prospectus, as amended or supplemented, (i) complied in all material respects with the applicable provisions of the Securities Act and the Rules and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this Section 1(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with the Underwriter Information (as defined herein).

(b)           General Disclosure Package; Road Show.  As of the Applicable Time (as hereinafter defined), neither (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information set forth on Schedule C, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), including the bona fide electronic road show (as defined in Rule 433(h)(5) under the Securities Act), if any (the “Road Show”), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions in any Issuer Free Writing Prospectus or Statutory Prospectus made in reliance upon and in conformity with the Underwriter Information.

Each Issuer Free Writing Prospectus (as hereinafter defined), including the Road Show, complied when issued, and complies, in all material respects with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder.

As used in this Section and elsewhere in this Agreement:

“Applicable Time” means 8:00 a.m. (Eastern time) on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Securities immediately prior to the Applicable Time, including any document incorporated by reference therein.

(c)            No Stop Orders.  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus”, as defined in Rule 405 under the Rules, has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b). Any material required to be filed by the Company pursuant to Rule 433(d) or Rule 163(b)(2) of the Rules has been or will be made in the manner and within the time period required by such Rules.

(d)            Incorporated Documents.  The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(e)            Free Writing Prospectus.  Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, the General Disclosure Package or the Prospectus.

If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)            Financial Statements.  The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data included or incorporated by reference in the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information.

(g)           Independent Accountants.  Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (the “Auditor”), whose reports are filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Prospectus, is and, during the periods covered by its reports, was an independent registered public accounting firm as required by the Securities Act and the Rules.

(h)           Subsidiaries.  The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company (each, a “subsidiary”), is duly organized, validly existing and in good standing (or the non-U.S. equivalent thereof) under the laws of their respective jurisdictions of incorporation or organization and each such entity has all requisite corporate power and authority to carry on its business as is currently being conducted as described in the General Disclosure Package and the Prospectus, and to own, lease and operate its properties.  For the avoidance of doubt, the terms “subsidiary” and “subsidiaries” as used in this Agreement shall mean exclusively Compugen USA, Inc. and shall exclude for all purposes Keddem Bioscience Ltd. and Neviah Genomics Ltd.  The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify, individually or in the aggregate, would not have a material adverse effect on the assets, properties or condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(i)            Effectiveness of Registration Statement.  The Registration Statement initially became effective within three years of the date hereof. If, 90 days prior to the third anniversary of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Representative shall promptly notify the Company and, if such Securities remain unsold immediately prior to such third anniversary, the Company will, prior to that third anniversary file, if it has not already done so, a new “shelf” registration statement relating to the Securities, in a form satisfactory to the Representative, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired Registration Statement. References herein to the registration statement relating to the Securities shall include such new “shelf” registration statement.

(j)            All Necessary Permits, etc.  The Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, foreign or domestic (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws or as otherwise provided in this Agreement, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Securities as provided for herein.  The term “Permits” shall include, without limitation, all orders, licenses or certificates relating to (1) any approved research and development projects through the Office of the Chief Scientist of the Ministry of Economy of the State of Israel (formerly the Ministry of Industry and Trade of the State of Israel)(the “OCS”); and (2) any Approved Enterprise status of the Company granted by the Investment Center of the State of Israel (the “Investment Center”).  The Company is in compliance in all material respects with and is not in any default under the material provisions of (i) all applicable laws and regulations and (ii) all applicable letters of undertaking and certificates of approval, in each case, with respect to the Permits referenced in clauses (1) and (2) of the immediately preceding sentence.  The Company has not received any notice denying, revoking or modifying any “approved enterprise” or “benefited enterprise” or “preferred enterprise” status with respect to any of the Company’s facilities or operations or with respect to any grants or benefits from the OCS or the Investment Center (including, in all such cases, notice of proceedings or investigations related thereto).

(k)           Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules) for the Securities and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules, including (but not limited to) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules.

(l)            Intellectual Property Rights.   To the Company’s knowledge, the Company and its subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other material intellectual property used in their respective businesses as currently conducted (collectively, “Intellectual Property”), and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing. To the Company’s knowledge, the Intellectual Property agreements described in the Registration Statement, the General Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company and each of its subsidiaries has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property agreement, except for any such breach that would not, singularly or in the aggregate, have a Material Adverse Effect, and the Company has no knowledge of any breach or anticipated breach by any other person of any Intellectual Property agreement, except for any such breach that would not, singularly or in the aggregate, have a Material Adverse Effect.  To the Company’s knowledge, the Company’s and each of its subsidiary’s businesses as now conducted and as proposed to be conducted does not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. The Company has received no claim alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company and each of its subsidiaries has taken reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its subsidiaries’ right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of its business. The granted and issued Intellectual Property owned by the Company and its subsidiaries, have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property. The Company and each subsidiary is in material compliance  with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company or any subsidiary in the conduct of the Company’s or any subsidiary’s business. No claims have been asserted or, to the Company’s knowledge, threatened against the Company or any subsidiary alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company or any of its subsidiaries in the conduct of the Company’s or any of its subsidiaries’ businesses. The Company and each of its subsidiaries take reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein or attached thereto as an exhibit.

(m)          Title to Properties.   Neither the Company nor any subsidiary owns any real property. The Company and each of its subsidiaries has good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

(n)           No Material Adverse Effect.  Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any event which would have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any foreign or domestic court or foreign or domestic legislative or other governmental action order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and the documents incorporated therein, or pursuant to the Company’s equity incentive plans or sales of the Company’s securities deemed to be “at-the-market” equity offerings as defined in Rule 415 under the Securities Act, neither the Company nor its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) except for regular dividends on the Ordinary Shares in amounts per share that are consistent with past practice, declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(o)            Validity of Agreements; No Default.  There is no document, contract or other agreement required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement, the General Disclosure Package or the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, each contract, document or other agreement described in the Registration Statement, the General Disclosure Package or the Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(p)            Statistical and Market-Related Data.   The statistical and market related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(q)            No Violations.  Neither the Company nor any subsidiary (i) is in violation of its memorandum of association, amended and restated articles of association (the “Articles”), certificate of incorporation, amended and restated by-laws or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(r)            The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(s)            Non-Contravention of Existing Instruments.  Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Securities) will (i) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, Permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or (ii) violate any provision of the memorandum of association, Articles or the certificate of incorporation of Compugen USA, Inc., except for such consents or waivers which have already been obtained and are in full force and effect.

(t)            Capitalization and Other Capital Stock Matters.  The Company has the authorized and outstanding capital stock set forth under the caption “Capitalization” in the Statutory Prospectus and the Prospectus as of the dates such information is given. The certificates evidencing the Securities are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding Ordinary Shares have been duly and validly issued and are fully paid and nonassessable. Except as provided for in the Registration Statement, there are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any Ordinary Shares of the Company or any securities of its subsidiaries or any such rights pursuant to its Articles or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound.  The Securities, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any Ordinary Shares of the Company or any securities of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such securities. Except as allowed under Israeli law, the exercise price of each option to acquire Ordinary Shares (each, a “Company Option”) is no less than the fair market value of an Ordinary Share as determined on the date of grant of such Company Option.  All grants of Company Options were validly issued and properly approved by the Board of Directors of the Company (and where required, by the Company’s audit committee, compensation committee and shareholders) in material compliance with all applicable laws and the terms of the plans under which such Company Options were issued and were recorded on the Company’s financial statements in accordance with generally accepted accounting principles of the United States, and no such grants involved any “back dating”, “forward dating,” “spring loading” or similar practices with respect to the effective date of grant. The Securities conform in all material respects to all statements in relation thereto contained in the Registration Statement and the General Disclosure Package and the Prospectus. All outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the General Disclosure Package and the Prospectus.

(u)           Parties to Lock-Up Agreements.  No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 90 days after the date of this Agreement. Each director and executive officer of the Company listed on Schedule D hereto has delivered to the Representative his or her enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A (“Lock-Up Agreement”).

(v)            No Material Actions or Proceedings.  There are no legal or governmental proceedings, foreign or domestic, pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries could, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities, foreign or domestic, or threatened by others.

(w)           Corporation Actions.  All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Securities by the Company.

(x)            Labor Matters.  Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company. The Company has fulfilled all its obligations under the law to its employees, including with respect to payment of overtime work, under the Hours of Work and Rest Law, 1951, except for any such breach that would not, singularly or in the aggregate, have a Material Adverse Effect. Other than pursuant to orders extending certain provisions of collective bargaining agreements between the Histadrut (General Federation of Labor in Israel) and the Coordinating Bureau of Economic Organization (the federation of employers’ organizations) or otherwise as required by applicable law, the Company is not bound by or subject to (and none of its assets or properties are bound by or subject to) any written, oral, express or implied contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company’s knowledge, has sought to represent any of the employees of the Company.

(y)            Related Party Transactions.  No transaction has occurred between or among the Company and any of its officers or directors, shareholders who would be covered by Item 404 of Regulation S-K or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement, the General Disclosure Package and the Prospectus.

(z)            No Price Stabilization or Manipulation.  The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Ordinary Shares or any security of the Company to facilitate the sale or resale of any of the Securities.  The Company has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law, 5728, as amended (the “Israeli Securities Law”) and the regulations promulgated thereunder in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

(aa)          Tax Law Compliance.  The Company and each of its subsidiaries has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries.

(bb)          Listing.  The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Ordinary Shares are registered pursuant to Section 12(b) or 12(g), as the case may be, of the Exchange Act and the Company will use its best efforts to list the Securities on the NASDAQ Global Market (the “NASDAQ GM”).   As of the date of this Agreement, the Company has filed an application to approve the listing of the Securities on the Tel Aviv Stock Exchange.  The Company complies and will comply in all material respects with all applicable securities laws and other applicable laws, rules and regulations in Israel.  As a condition to the First Closing Date, the Securities will be approved for listing on the Tel Aviv Stock Exchange by the Tel Aviv Stock Exchange subject to a final approval and the payment of listing fees.

(cc)          No Termination of Registration or Listing.  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or the listing of the Ordinary Shares on NASDAQ GM and the Tel Aviv Stock Exchange, nor has the Company received any notification that the Commission or NASDAQ GM or the Tel Aviv Stock Exchange is contemplating terminating such registration or listing.

(dd)          Books and Records.  The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)          Disclosure Controls and Procedures.   The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.

(ff)           No Material Weakness.  Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any material weakness in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(gg)         No Prohibited Activities.  Except as described in the General Disclosure Package and the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditor has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(hh)         No Material Off-Balance Sheet Arrangements.   Except as described in the General Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(ii)           Audit Committee  Matters.  The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the NASDAQ GM and the board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the NASDAQ GM.

(jj)           Sarbanes-Oxley Act.  The Company is in compliance in all material respects with all the applicable provisions of the Sarbanes-Oxley Act, any related rules and regulations promulgated by the Commission and corporate governance requirements under applicable NASDAQ GM regulations, and has no reason to believe that it will not be able to comply with such provisions. There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk)        Insurance.  The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary for companies in the businesses in which they are engaged or propose to engage, and for companies of comparable size and market capitalization and stage of development as the Company and its subsidiaries, after giving effect to the transactions described in the General Disclosure Package and the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(ll)           No Consents.  No approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body, non-U.S. or domestic (other than (i) the NASDAQ GM or the Financial Industry Regulatory Authority (“FINRA”), (ii) the filing of public reports or announcements that may be required with the Israeli Securities Authority or the Tel Aviv Stock Exchange, and (iii) as provided in Section 1(bb) above and Section 3(m) below), is necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated.  Subject to compliance by the Underwriters with their undertakings pursuant to this Agreement, the Company is not required to publish a prospectus in the State of Israel under the laws of the State of Israel with respect to the offer or sale of the Securities.

(mm)       FINRA Affiliations.  There are no affiliations with FINRA among the Company’s officers, directors or, to the best of the knowledge of the Company, any five percent or greater shareholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representative.

(nn)         Compliance with Environmental Laws.  (i) Each of the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party, foreign or domestic, of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance in all material respects with all terms and conditions of any such permit, license or approval; and (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws.

(oo)          Company Not an “Investment Company.”  The Company is not and, after giving effect to the offering and sale of the Securities and the application of proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(pp)          Foreign Corrupt Practices.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) or Section 290 or 291A of the Israel Penal Law, 1977 (“Israeli FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the Israeli FCPA, and the Company and its subsidiaries, and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and the Israeli FCPA, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(qq)          Money Laundering Laws   The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(rr)          OFAC.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss)          No Additional Sales.  Except as described in the General Disclosure Package and the Prospectus, the Company has not sold or issued any Ordinary Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans, pursuant to outstanding options, rights or warrants, or pursuant to sales of the Company’s securities deemed to be “at-the-market” equity offerings as defined in Rule 415 under the Securities Act.

(tt)           ERISA Compliance.  The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(uu)         Offering Materials.  None of the Company, its directors or its officers has distributed nor will distribute prior to the later of (i) the First Closing Date, or the Option Closing Date, and (ii) completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

(vv)          Applicable Laws; Authorizations.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries: (A) are and at all times have been in material compliance with all statutes, rules or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company or any subsidiary (“Applicable Laws”); (B) have not received any correspondence or notice from the United States Food and Drug Administration, or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), which would, individually or in the aggregate, result in a Material Adverse Effect; and (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and neither the Company nor any subsidiary is in material violation of any term of any such Authorizations.

(ww)        Authorized Agent.  The Company has duly designated Compugen USA, Inc. as its authorized agent to receive service of process as set forth in Section 18.

(xx)         Choice of Law.  A court of competent jurisdiction in Israel would, subject to the general discretionary powers of such court, recognize and apply the choice of law of the State of New York (“New York Law”) in accordance with the parties’ choice of New York Law as set forth in this Agreement in respect of all issues that under the conflict of laws rules of Israel are to be determined in accordance with the proper law of a contract in any action seeking to enforce this Agreement, provided there are no reasons for declaring such designation void on the grounds of public policy or on the grounds of being contrary to Israeli law, and provided further that the choice of law is bona fide and not made for the purpose of evading the laws of another jurisdiction.

(yy)          Submission of Jurisdiction; Enforceability of Judgments.  Under the laws of Israel, the submission by the Company under this Agreement to the non-exclusive jurisdiction of any court sitting in New York and the designation of New York Law to apply to this Agreement is binding upon the Company and, if properly brought to the attention of a court or administrative body in accordance with the laws of Israel, would be enforceable in any judicial or administrative proceeding in Israel, subject to the general discretionary powers of the court.  Subject to certain time limitations, an Israeli court may declare a foreign civil judgment enforceable only if it finds that (i) the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment, (ii) the judgment may no longer be appealed, (iii) the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy in Israel, and (iv) the judgment is executory in the state in which it was given.  Notwithstanding the previous sentence, an Israeli court will not declare a foreign civil judgment enforceable if (A) the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases), (B) the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel, (C) the judgment was obtained by fraud, (D) there is a finding of lack of due process, (E) the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel, (F) the judgment is at variance with another judgment that was given in the same matter between the same parties and that is still valid or (G) at the time the action was brought in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

(zz)          Dividends and Distributions.  All dividends and other distributions properly declared and payable on the Securities may under the current laws and regulations of Israel be paid in Israeli currency that may be freely converted into U.S. dollars and there are currently no exchange controls in effect in Israel that restrict the repatriation by non-residents of Israel in non-Israeli currency of any dividends, if any are declared and paid, and liquidation distributions or the Company’s ability to import and export capital.

(aaa)        Summaries of Legal Matters.  The information in the General Disclosure Package and the Prospectus under the captions “Description of Our Ordinary Shares” and “Enforceability of Civil Liabilities” (as such information is updated and amended by documents incorporated by reference into the General Disclosure Package and the Prospectus), in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s memorandum of association and the Articles or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects

(bbb)        No Stamp or Transfer Taxes.  No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to the State of Israel or to any political subdivision thereof or therein with respect to the issuance, sale and delivery of the Securities in the manner contemplated by this Agreement or the sale and delivery by the Underwriters of the Securities as contemplated by this Agreement.

(ccc)        FINRA Matters.  As of a date within 60 days of the date of this Agreement, the Company had (i) a non-affiliate, public common equity float of at least $150 million or (ii) a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares.  As of the date of this Agreement, the Company has been subject to the Exchange Act reporting requirements for a period of at least 36 months.

Section 2.                      Purchase, Sale and Delivery of the Securities.

(a)            The Firm Shares.  Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 6,000,000 Firm Shares.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A.   The purchase price per Firm Share to be paid by the several Underwriters to the Company  shall be $9.87 per share.

(b)            The First Closing Date.  Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, New York (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on March 5, 2014, or such other time and date not later than 1:30 p.m. New York City time, on the tenth Business Day thereafter, as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”).  The Company  hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c)            The Option Shares; Option Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 900,000 Option Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares, less an amount per share equal to any dividend or distribution declared by the Company and payable on the Firm Shares but not payable on Option Shares.  The option granted hereunder may be exercised at any time and from time to time  in whole or in part upon notice by the Representative to the Company,  which notice may be given at any time within 30 days from the date of this Agreement.  Such notice shall set forth (i) the aggregate number of Option Shares as to which the Underwriter is exercising the option and (ii) the time, date and place at which certificates for the Option Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Option Shares).  Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representative and shall not be earlier than three or later than five full business days after delivery of such notice of exercise.  If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and the Company agrees to sell the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) as set forth in the paragraph “Introductory” of this Agreement. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)            Public Offering of the Securities.  The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the General Disclosure Package and the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(e)            Payment for the Securities.  (i) Payment for the Securities to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

(i)           It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase.  Jefferies, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)             Delivery of the Securities.  The Company shall deliver, or cause to be delivered to the Representative for the accounts of the several Underwriters certificates for the Firm Shares at the First Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The Company shall also deliver, or cause to be delivered to the Representative for the accounts of the several Underwriters, certificates for the Option Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates for the Securities shall be registered in such names and denominations as the Representative shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representative may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3.                      Additional Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a)            Delivery of Registration Statement, Preliminary Prospectus and Prospectus.  The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Securities (but in any event if at any time through and including the First Closing Date) (such period of time being referred to herein as the “Prospectus Delivery Period”), as many copies of the Preliminary Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)            Representative’s Review of Proposed Amendments and Supplements.  During the Prospectus Delivery Period, the Company (i) will furnish to the Representative for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Representative’s prior written consent.  Prior to amending or supplementing any preliminary prospectus, the General Disclosure Package or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representative for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement.  The Company shall not file or use any such proposed amendment or supplement without the Representative’s prior written consent.  The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)            Free Writing Prospectuses.  The Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representative’s prior written consent.  The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request.  If at any time during the Prospectus Delivery Period there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representative’s prior written consent.

(d)            Filing of Underwriter Free Writing Prospectuses.  The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)            Amendments and Supplements to General Disclosure Package.  If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the General Disclosure Package so that the General Disclosure Package does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the General Disclosure Package conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the General Disclosure Package to comply with applicable law, the Company shall (subject to Section 3(b) and Section 3(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the General Disclosure Package so that the statements in the General Disclosure Package as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the General Disclosure Package, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the General Disclosure Package, as amended or supplemented, will comply with applicable law.

(f)            Certain Notifications and Required Actions.  After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing of:  (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the General Disclosure Package, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the General Disclosure Package or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the General Disclosure Package, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Ordinary Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)           Amendments and Supplements to the Prospectus and Other Securities Act Matters.  If during the Prospectus Delivery Period any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3(b) and Section 3(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.  Neither the Representative’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c).

(h)           Blue Sky Compliance.  The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)            Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)            Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Ordinary Shares.

(k)           Earnings Statement.  The Company will make generally available to its security holders and to the Representative as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l)             Continued Compliance with Securities Laws.  The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus.  Without limiting the generality of the foregoing, the Company will, during the Prospectus Delivery Period, file on a timely basis with the Commission and the NASDAQ GM all reports and documents required to be filed under the Exchange Act.

(m)           Listing.  The Company will use its best efforts to list, subject to notice of issuance, the Securities on the NASDAQ GM and to receive approval for listing on the Tel Aviv Stock Exchange.

(n)            Agreement Not to Offer or Sell Shares.   Without the prior written consent of the Representative, for a period of 90 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for (i) the issuance of the Securities pursuant to the Registration Statement, (ii) the issuance of Ordinary Shares or options to acquire Ordinary Shares pursuant to the Company’s employee benefit plans, stock option plans or other employee compensation plans as such plans are described in the Registration Statement and the Prospectus, (iii) the issuance of Ordinary Shares pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof or of options granted pursuant to clause (ii) above, (iv) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof, (v) the issuance of Ordinary Shares or securities convertible into Ordinary Shares in connection with an acquisition to be made by the Company, and (vi) the issuance of Ordinary Shares in an aggregate amount of not more than 5% of the Ordinary Shares outstanding at the First Closing Date, or Related Securities exercisable or exchangeable for or convertible into, a number of Ordinary Shares, in aggregate, not more than 5% of the Ordinary Shares outstanding at the First Closing Date, pursuant to one or more strategic collaborations, licensing transactions or business, product or technology acquisitions (but excluding transactions principally of a financing nature); provided, however, that any such issuances under this clause (vi) shall be conditioned upon the execution by each recipient of such Ordinary Shares or Related Securities of a lock-up agreement with the Underwriters prohibiting transfers during the remainder of the lock-up period in a form satisfactory to the Representative.   Notwithstanding the foregoing, if (x) during the last 17 days of the 90 day period described in this Section 3(n) the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of such 90 day period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 90 day period, the restrictions imposed during this Section 3(n) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

(o)            Future Reports to the Representative. So long as the Company remains subject to the reporting requirements of the Exchange Act, during the period of five years hereafter, the Company will furnish to the Representative, c/o Jefferies, at 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each Annual Report on Form 20-F, Current Report on Form 6-K or other report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3(o) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(p)            Investment Limitation.  The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(q)            No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Ordinary Shares or any reference security with respect to the Ordinary Shares, whether to facilitate the sale or resale of the Securities or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(r)            Enforce Lock-Up Agreements.  During the Lock-up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Ordinary Shares or related securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement.  In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 6(h) hereof.

(s)            PFIC Status.  The Company shall monitor its PFIC status and take all reasonable steps to notify U.S. shareholders as promptly as practicable in the event that the Company believes it will become a PFIC in any taxable year; and if the Company becomes a PFIC, to provide U.S. shareholders, upon request, with the annual information statement and any other information necessary for U.S. shareholders to make a “qualified electing fund” election under Section 1295 of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder.

(t)            Company to Provide Interim Financial Statements.  Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

           The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.                      Payment of Expenses.  The Company agrees to pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Securities and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, reproduction filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Securities to the Underwriters; and (iii) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Securities by the Underwriters or by dealers to whom Securities may be sold; (iv) the filing fees of FINRA in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters (not to exceed $10,000) in connection with such review; (v) inclusion of the Securities for listing on the NASDAQ GM and Tel Aviv Stock Exchange;  and (vi) all transfer taxes, if any, with respect to the sale and delivery of the Securities by the Company to the Underwriters.  Except as provided in this Section 4 or in Sections 7, 9 and 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5.                      Covenant of the Underwriters.  Each Underwriter severally and not jointly covenants with the Company not to (i) take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d) or (ii) engage in any form of solicitation, advertising or other action that would constitute an offer or a sale under the Israeli Securities Law and the regulations promulgated thereunder that would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

Section 6.                      Conditions of the Obligations of the Underwriters.  The respective obligations of the several Underwriters hereunder to purchase and pay for the Securities as provided herein on the First Closing Date and, with respect to the Option Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)           Comfort Letter.  The Representative shall have received: (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Representative and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Representative and dated the date of such Closing Date(s), in form and substance reasonably satisfactory to the Representative which letter shall (x) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a)(i) above, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be.

(b)           Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

(i)           The Registration Statement shall be effective, and the Prospectus shall have been timely filed with the Commission in accordance with Section 3(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

(ii)           No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representative. If the Company has elected to rely upon Rule 430B, information previously omitted from the effective Registration Statement pursuant to Rule 430B shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430B.

(c)           No Material Adverse Change.   The Representative shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth in or contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding, foreign or domestic, affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the assets, properties or condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company or its subsidiaries considered as a whole that makes it impractical or inadvisable in the Representative’s judgment to proceed with the purchase or offering of the Securities as contemplated hereby.

(d)           Opinion of Counsel for the Company.   The Representative shall have received on each Closing Date from each of (i) Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz Levin”) and (ii) Tulchinsky Stern Marciano Cohen Levitski &Co., counsels for the Company, opinions and, in the case of Mintz Levin, negative assurance statements, addressed to the Representative and dated such Closing Date, in substantially the forms attached hereto as Exhibit B-1 and Exhibit B-2, respectively.

(e)           Opinion of Intellectual Property Counsel for the Company/Officer’s Certificate. The Representative shall have received on each Closing Date from each of (i) the Company’s external intellectual property counsel, opinions and negative assurance statements, and (ii) a certificate, of the chief executive officer of the Company, in their capacity as such, with respect to certain intellectual property matters, each addressed to the Representative and dated such Closing Date, in substantially the form attached hereto as Exhibit C-1 and Exhibit C-2, respectively.

(f)            Opinion of Counsel for the Underwriters.  The Representative shall have received on each Closing Date from each of (i) Goodwin Procter LLP  and (ii) Gornitzky & Co., counsels for the Underwriters, opinions and/or negative assurance statements, addressed to the Representative and dated such Closing Date, in a form acceptable to the Representative.

(g)           Officers’ Certificate.  The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive officer and the chief financial officer of the Company, in their capacities as such, to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct in all material respects when made and are true and correct as of such Closing Date; provided, however, that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified by materiality or Material Adverse Effect; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Free Writing Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, as of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual General Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as of each Closing Date, the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in each case for statements or omissions in the Registration Statement, the General Disclosure Package or any individual General Use Free Writing Prospectus, when considered together with the General Disclosure Package, or the Prospectus made in reliance upon and in conformity with the Underwriter Information; and (B) since the Effective Date no event has occurred which should have been but was not set forth in a supplement or otherwise required an amendment to the Registration Statement, the General Disclosure Package or the Prospectus, (i) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act, and (ii) since the Applicable Time, there has not occurred any material adverse change in the assets, properties or condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole.

(h)           Lock-Up Agreements.  The Representative shall have received copies of the Lock-up Agreements in the form attached hereto as Exhibit A executed by each entity or person listed on Schedule D hereto.

(i)            Secretary’s Certificate.  The Representative shall have received on each Closing Date a certificate addressed to the Representative and dated such Closing Date, of the Company’s secretary certifying as to (i) the Articles and (ii) the resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement, the execution and delivery of this Agreement and all other matters related thereto.

(j)            Listing.  The Company shall have filed a Notification: Listing of Additional Shares with the NASDAQ GM  with respect to the Securities and shall have received no objections thereto from the NASDAQ GM.   The Securities shall have been approved for listing on the Tel Aviv Stock Exchange by the Tel Aviv Stock Exchange subject to a final approval and the payment of listing fees, and the Underwriters shall have received, on or prior to the First Closing Date, a copy of such approval of the Tel Aviv Stock Exchange for the listing for trade of the Securities on the Tel Aviv Stock Exchange.

(k)           Rule 462(b) Registration Statement.  In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(l)            Additional Documents.  On or before each of the First Closing Date and each Option Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice from Jefferies to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7.                      Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representative pursuant to Section 6, Section 11 or Section 12, or if the sale to the Underwriters of the Securities on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8.                      Effectiveness of this Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9.                      Indemnification.

(a)            Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the General Disclosure Package, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material, or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representative in writing expressly for use in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, any such free writing prospectus, any Marketing Material, or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(b) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)            Indemnification of the Company, its Directors and Officers.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the General Disclosure Package, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus, the General Disclosure Package, such free writing prospectus, or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representative  in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Representative has furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the third paragraph under the caption “Underwriting,” the first paragraph under the caption “Underwriting—Commission and Expenses,” and the first four paragraphs under the caption “Underwriting—Stabilization” in the Preliminary Prospectus and the Prospectus (the “Underwriter Information”). The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Jefferies (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)           Settlements.  The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10.                      Contribution.  If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A.  For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11.                      Default of One or More of the Several Underwriters.  If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the Representative may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.  In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11.  Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12.                      Termination of this Agreement.  Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by Jefferies by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ GM or the Tel Aviv Stock Exchange, or trading in securities generally on either the NASDAQ, Tel Aviv Stock Exchange or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of Jefferies is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the General Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of Jefferies there shall have occurred any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of Jefferies may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.  Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13.                      No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, or its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14.                      Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 15.                      Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:	Jefferies LLC
520 Madison Avenue
New York, New York 10022
Facsimile: (646) 619-4437
Attention: General Counsel

with a copy to:	Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Facsimile: (212) 355-3333
Attention: Thomas S. Levato, Esq.

If to the Company:	To its agent for service as such agent’s address appears on the cover page of the Registration Statement

with a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Facsimile: (617) 542-2241
Attention: Brian P. Keane, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.                      Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

Section 17.                      Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.                      Governing Law Provisions.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Company hereby irrevocably designates and appoints Compugen USA, Inc. (the “Authorized Agent”), as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified its Authorized Agent of such designation and appointment and that its Authorized Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service.  The Company further agrees that service of process upon its Authorized Agent and written notice of said service to the Company mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 19.                      Covenants of the Underwriters.   The Underwriters acknowledge and agree that they will purchase, accept delivery of and make payment for the Securities outside of the State of Israel and that the Securities may be sold in Israel by the Underwriters only to such Israeli investors listed on the First Addendum of the Israel Securities Law (the “Addendum”) and who submit written confirmation to the Underwriters and the Company prior to any purchase that such investor (A) falls within the scope of the Addendum, understands the meaning of falling within such scope and gives their consent thereto and (B) is acquiring the Securities for investment for its own account or, if applicable, for investment for clients who are investors listed in the Addendum and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof.

Section 20.                      General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

COMPUGEN LTD.

By:	/s/ Anat Cohen-Dayag
Name: Anat Cohen-Dayag
Title: President & CEO

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

JEFFERIES LLC
Acting individually and as Representative
of the several Underwriters named in
the attached Schedule A.

By:	/s/ Gil Bar-Nahum
Name: Dr. Gil Bar-Nahum
Title: Managing Director

Schedule A

Underwriters

Underwriters	Number of Firm Shares to be Purchased
Jefferies LLC	4,200,000
JMP Securities LLC	750,000
Oppenheimer & Co. Inc.	750,000
Chardan Capital Markets, LLC .	300,000

Total	6,000,000

Schedule B

General Use Free Writing Prospectuses

None.

Schedule C

Pricing Information

Firm Shares to be Sold:    6,000,000 shares

Option Shares:    900,000 shares

Offering Price:    $10.50 per share

Underwriting Discounts and Commissions:    6.0%

 Schedule D

Lock-Up Signatories

Anat Cohen-Dayag
Dikla Czaczkes Axselbrad
Martin S. Gerstel
Yair Aharonowitz
Ruth Arnon
Dov Hershberg
John Hunter
Arie Ovadia
Joshua Shemer

Exhibit A

Form of Lockup Agreement

February ___, 2014

Jefferies LLC
     As Representative of the Several Underwriters
520 Madison Avenue
New York, New York 10022

RE:           Compugen Ltd. (the “Company”)

Ladies & Gentlemen:

The undersigned is a director, executive officer and/or owner of ordinary shares, par value NIS 0.01 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares.  The Company proposes to conduct a public offering of Shares (the “Offering”) for which Jefferies LLC (“Jefferies”) will act as the representative of the underwriters.  The undersigned recognizes that the Offering will benefit each of the Company and the undersigned.  The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement.  Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of Jefferies, which may withhold its consent in its sole discretion:

•
Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•
make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement.  In addition, the foregoing restrictions shall not apply to the transfer of Shares or Related Securities:

(i)	as a bona fide gift or gifts;

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(ii)	to any immediate family member of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iii)	by operation of law, including domestic relations orders;

(iv)	to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent;

(v)
as a forfeiture of Shares or Related Securities to the Company in connection with the payment of taxes due upon the exercise of options to purchase Shares or vesting of Related Securities pursuant to employee benefit plans as described in the registration statement for the Offering; or

(vi)	to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned.

provided, however, that in any such case, it shall be a condition to such transfer that:

•
each transferee executes and delivers to Jefferies an agreement in form and substance satisfactory to Jefferies stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto), and

•
prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer.

Furthermore, during the Lock-Up Period, the undersigned may (a) exercise any options granted pursuant to the Company’s equity incentive plans or warrants to purchase Shares, so long as the Shares received upon such exercise shall remain subject to the terms of this letter agreement, (b) establish a contract, instruction or plan (a “10b5-1 Plan”) that complies with the requirements of Rule 10b5-1(c)(1) under the Exchange Act, at any time during the Lock-Up Period (provided that, during the Lock-Up Period, (i) the undersigned shall not transfer any of the Shares or Related Securities under such 10b5-1 Plan and (ii) no public announcement or disclosure of entry into such 10b5-1 Plan is made or required to be made during the Lock-Up Period, including any filing with the Securities and Exchange Commission), or (c) transfer, sell or dispose of any Shares held by the undersigned pursuant to a 10b5-1 Plan existing on the date of this letter agreement (and make any related filings in connection with such transfer, sale or disposition that are required under the Exchange Act).

The undersigned acknowledges and agrees that written notice by Jefferies to the Company of any extension of the 90-day initial lock-up period will be deemed to have been given to, and received by, the undersigned.  The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this letter agreement during the period from the date of this letter agreement through the close of trading on the date that is the 34th day following the expiration of the 90-day initial lock-up period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless the undersigned has received written confirmation from the Company that the Lock-Up Period has expired.

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The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned's Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of  the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares.  The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors.  The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

This letter agreement shall automatically terminate upon the earlier of (i) April 30, 2014, in the event that no securities have been sold pursuant to the Offering by such date, (ii) the termination of the Underwriting Agreement if such agreement is terminated prior to the closing of the Offering in accordance with its terms, and (iii) either Jefferies, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement.  This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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_______________________________________________________
Signature

_______________________________________________________
Printed Name of Person Signing

(Indicate capacity of person signing if
signing as custodian or trustee, or on behalf
of an entity)

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Certain Defined Terms
Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•
“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned's spouse, in each case living in the undersigned's household or whose principal residence is the undersigned's household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise).  “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•
“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 90 days after the date of the Prospectus (as defined in the Underwriting Agreement); provided, that if (i) during the last 17 days of the 90-day initial lock-up period, the Company issues an earnings release or discloses material news or a material event relating to the Company occurs or (ii) prior to the expiration of such period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such period, then, in each case, the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the disclosure of the material news or occurrence of the material event, as applicable, unless Jefferies waives, in writing, such extension.  If the initial lock-up period is extended pursuant to the provisions above, “Lock-up Period” shall mean the period described in the first clause of this paragraph, as so extended.

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•
“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

–	sell, offer to sell, contract to sell or lend,

–	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

–	pledge, hypothecate or grant any security interest in, or

–	in any other way transfer or dispose of, in each case whether effected directly or indirectly.

•
“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.

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